Exhibit 99.1

FOR IMMEDIATE RELEASE	MAY 7, 2007
SYKES ENTERPRISES, INCORPORATED REPORTS
FIRST QUARTER 2007 FINANCIAL RESULTS
Strong underlying volume trends drive record revenues;
Raising 2007 business outlook
TAMPA, FL — May 7, 2007 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the first quarter of 2007, the highlights of which are as follows:

	Three Months	Three Months Ended
	Ended March 31,	March 31,
(In millions, except per share data)	2007	2006

Revenues	$168.0	$131.1
Income from Operations	$13.6	$6.7
Net Income	$11.8	$5.9
EPS	$0.29	$0.15
First quarter revenues accelerated to a record $168 million, up 28.2%; excluding contributions from the Argentina acquisition and the previously-announced Canadian performance incentive payment related to the telemedicine program, first quarter revenues accelerated to a record $158.6 million, up 21%
Growth was broad-based, with top-40 clients representing more than three-quarters of total revenues growing by approximately 29%, excluding contributions from the Argentina acquisition and the Canadian performance incentive
First quarter operating margin was up 300 basis points to 8.1%, including and excluding contributions from the Argentina acquisition and the Canadian performance incentive
Total seat capacity increased organically (excluding the Argentina acquisition) by 19%, or approximately 3,500 seats, over the comparable quarter last year — led primarily by expansion in offshore capacity by approximately 3,100 seats
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 29.1% to $114.0 million, or 67.8% of total revenues, for the first quarter of 2007. Revenues for the prior year period totaled $88.3 million, or 67.3% of total revenues. The Argentina acquisition (completed in the third quarter of 2006) and the Canadian performance incentive contributed approximately $8.0 million and $1.4 million, or 9.0% and 1.6%, respectively, to the 29.1% first quarter 2007 revenue percentage increase. Excluding the acquisition and the performance incentive, the 18.5% year-over-year rise in revenues was due to a broad-based increase in customer care call volumes within existing and new programs, particularly within the financial services vertical, followed by the transportation, communications and technology verticals. Approximately 59% of the Americas first quarter 2007 revenues, 57% excluding the acquisition and the performance incentive, was generated from services provided offshore compared to approximately 51% in the prior year quarter.
On a sequential basis, the Americas revenues rose 8.6% to $114.0 million, or 7.3% excluding the performance incentive, from $104.9 million in the fourth quarter of 2006. The growth was largely attributable to the factors mentioned in the preceding paragraph.
The Americas operating margin before corporate G&A expenses for the first quarter of 2007 was 17.6% versus 15.7% in the comparable quarter last year. The year-over-year increase in the Americas operating margin was partially due to the performance incentive, as previously discussed in our first quarter 2007 outlook, associated with the Canadian telemedicine program. Excluding the performance incentive and the Argentina acquisition, the year-over-year Americas’ operating margin increased 270 basis points due to broad-based growth in customer care call volumes within the Americas segment combined with better leverage of general and administrative expenses resulting from lower depreciation, telephony costs, tow claims and professional fees.
On a sequential basis, the Americas operating margin increased to 17.6% in the first quarter of 2007 versus 14.2% in the fourth quarter of 2006. Excluding the performance incentive, the Americas’ operating margin increased sequentially by 330 basis points due to the factors mentioned in the preceding paragraph.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 26.2% to $54.0 million, representing 32.2% of SYKES’ total revenues for the first quarter of 2007 compared to $42.8 million, or 32.7%, in the prior year’s first quarter. The $11.2 million increase from the comparable prior year quarter in EMEA revenues was split between improvements in client call volumes of $6.8 million and a stronger Euro contributing $4.4 million. The improvements in call volumes were primarily driven by programs with existing clients within the technology and communications verticals, coupled with a ramp up of several new client programs.
Sequentially, EMEA revenues increased approximately $0.3 million, or 0.6%, to $54.0 million compared to $53.7 million in the fourth quarter of 2006. Approximately $0.8 million of the sequential revenue increase was due to a stronger Euro, which was partially offset by a $0.5 million decline in volume due to a phase-out of event driven marketing campaigns by certain clients.
The operating margin for EMEA before corporate G&A expenses more than doubled to 5.4% in the first quarter of 2007 compared to 2.5% in the prior year period. The solid improvement in the year-over-year operating margin performance was principally due to strong call volumes coupled with better leverage of general and administrative expenses, which was partially due to the inclusion of certain severance expenses related to a client contract expiration in the previous year’s first quarter.
Sequentially, the EMEA operating margin declined to 5.4% from 8.5%, primarily reflecting the impact from some severance costs as well as sales and marketing investments.

Corporate Costs
Corporate costs totaled approximately $9.4 million in the first quarter of 2007, an increase of approximately $1.5 million from $7.9 million in the prior year period. The increase was due to higher compensation costs, stock-based compensation expense and professional fees.
Other Income and Taxes
Other income for the first quarter of 2007 totaled approximately $0.9 million compared to other income of $1.0 million for the same period in the prior year. The slight decrease quarter-over-quarter in other income was principally due to lower rental income resulting from the sale of four previously leased U.S. customer contact management centers in September 2006, partially offset by additional interest income resulting from higher average levels of cash earning higher interest.
During the first quarter of 2007, the Company’s tax rate was 18.4% versus 23.0% in the same period last year. The decrease in the effective tax rate was primarily due to a favorable shift in the geographic mix of earnings to lower tax rate jurisdictions. Separately, the Company adopted the provisions of FASB Interpretation (FIN 48), “Accounting for Uncertainty in Income Taxes” on January 1, 2007. Upon adoption of FIN 48, the Company recognized a $2.8 million increase in the liability for unrecognized tax benefits, including interest and penalties, $2.7 million of which was accounted for as a decrease to the January 1, 2007 balance of retained earnings.
Liquidity and Capital Resources
The Company’s balance sheet at March 31, 2007 remained strong with cash and cash equivalents of $158.3 million. Approximately $126.4 million, or 79.8%, of the Company’s March 31st cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. At March 31, 2007, the Company also had $50 million of capacity available under its credit facility. On May 4, 2007, the Company amended its Credit Facility extending the term to March 14, 2010. Under the terms of the amended agreement, interest will accrue on LIBOR fixed rate loans at LIBOR plus an applicable margin up to 1.25%. In addition, commitment fees were decreased to 0.25%, covenant requirements for tangible net worth and quick ratio were eliminated and funds available for acquisitions were increased. For the three-months ended March 31st, 2007 the Company generated approximately $4.9 million in cash flow from operations.
Business Outlook
The business outlook for the second quarter and full year of 2007 reflects a continuation of strong underlying volume trends within existing and new clients. During the second quarter, the Company plans to add approximately 1,000 seats, to build on the approximately 1,500 added in the first quarter of 2007. As such, the combination of the program ramps, including hiring and training costs, related to the seat build out in the first quarter of 2007 and the start-up costs associated with new seat additions in the second quarter is expected to impact margins in second quarter. In addition to the program ramps and new seat additions, the quarter as well as the full year is expected to be further impacted by selective wage increases at the customer contact center level. To temper the impact of wage inflation, the Company has taken actions to pass through some of the wage increases to both our new and existing clients. While the Company is making progress in passing through some of the wage increases across certain clients, particularly new clients, the benefits are not expected to flow through until later in the year. Aside from the wage pass-through, the Company is also using operational levers such as reducing agent turnover and performing daytime work offshore to temper and offset some of the impact from wage inflation. These efforts should also begin to yield results later in the year.
For the second quarter of 2007, the Company is forecasting a tax rate of 23% to 25%, which is due to a shift in the geographic mix of earnings to higher tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ended June 30, 2007:
•	Revenues in the range of $165 million to $170 million

•	Tax rate in the range of 23% to 25%

•	EPS in the range of $0.15 to $0.17 per diluted share

•	Capital expenditures in the range of $6 million to $10 million
For the twelve months ended December 31, 2007, the Company anticipates the following financial results:
•	Revenues in the range of $655 million to $680 million

•	Tax rate in the range of 21% to 22%

•	EPS in the range of $0.84 to $0.92 per diluted share

•	Capital expenditures in the range of $25 million to $30 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, May 8, 2007 at 10:00 a.m. Eastern Daylight Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America and Asia Pacific) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) political and country-specific risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in global business conditions and the global economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; (xxiv) the ability to obtain and maintain grants and other incentives (tax or otherwise); and (xxv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2007	2006
Revenues	$168,001	$131,087
Direct salaries and related costs	(105,871)	(83,016)
General and administrative	(48,555)	(41,004)
Impairment of long-lived assets	—	(382)

Income from operations	13,575	6,685
Other income (expense), net	877	976

Income before provision for income taxes	14,452	7,661
Provision for income taxes	(2,653)	(1,762)

Net income	$11,799	$5,899

Net income per basic share	$0.29	$0.15
Shares outstanding, basic	40,299	39,451
Net income per diluted share	$0.29	$0.15
Shares outstanding, diluted	40,550	39,819

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2007	2006
Revenues:
Americas	$113,963	$88,272
EMEA	54,038	42,815

Total	$168,001	$131,087

Operating Income:
Americas	$20,053	$13,852
EMEA	2,900	1,076

Operating income before corporate G&A & impairment of long-lived assets and	22,953	14,928
Corporate G&A expenses	(9,378)	(7,861)
Impairment of long-lived assets	—	(382)

Income from operations	13,575	6,685
Other income (expense), net	877	976
Provision for income taxes	(2,653)	(1,762)

Net income	$11,799	$5,899

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets:
Current assets	$300,291	$288,771
Property and equipment, net	67,536	66,205
Other noncurrent assets	59,441	60,597

Total assets	$427,268	$415,573

Liabilities & Shareholders’ Equity:
Current liabilities	$96,933	$104,875
Noncurrent liabilities	26,431	19,225
Shareholders’ equity	303,904	291,473

Total liabilities and shareholders’ equity	$427,268	$415,573

Sykes Enterprises, Incorporated
Supplementary Data

	Q1 2007	Q1 2006
Geographic Mix (% of Total Revenue):
Americas (1)	67.8%	67.3%
Europe, Middle East & Africa (EMEA)	32.2%	32.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and Asia Pacific. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q1 2007	Q1 2006
Vertical Industry Mix (% of Total Revenue):
Communications	35%	34%
Technology / Consumer	31%	33%
Financial Services	12%	11%
Transportation & Leisure	6%	6%
Healthcare	8%	8%
Other	8%	8%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
	2007	2006
Cash Flow From Operating Activities:
Net income	$11,799	$5,899
Depreciation and amortization	5,980	6,065
Changes in assets and liabilities and other	(12,847)	(3,562)

Net cash provided by operating activities	$4,932	$8,402

Capital expenditures	$6,364	$4,079
Cash interest paid	$67	$127
Cash taxes paid	$2,272	$2,195